Cuisine Solutions, Inc. Announces Third Quarter FY2009 Results

ALEXANDRIA, Va., May 14, 2009 (GLOBE NEWSWIRE) -- Cuisine Solutions, Inc. (NYSE Alternext:FZN), a leading premium, fully-cooked, frozen food manufacturer, today announced results for the third quarter ended April 4, 2009. For the third quarter of fiscal year 2009 net sales from products were $21,094,000, down 16.4% over the prior fiscal year third quarter of $25,245,000. Net loss for the third quarter of fiscal year 2009 increased by 68.5% to $691,000 compared to the third quarter of fiscal year 2008 net loss of $410,000 due primarily to reduced gross margins on reduced sales and other income partially offset by lower research and development, selling and marketing and general and administrative costs. Net loss per share basic and diluted was $0.04 in the third quarter of fiscal 2009 as compared to a net loss per share basic and diluted of $0.02 in the third quarter of fiscal 2008. Sales from services were $321,000 as a result of our new acquisition and fee based training programs.

 NET PRODUCT SALES FOR THE THIRD QUARTER ENDED:

 By Geographic Region         April 4, 2009  April 5, 2008   % change
                              ---------------------------------------
 USA Sales                    $ 12,683,000   $ 16,641,000      -23.8%
 Europe Sales                    6,493,000      8,570,000      -24.2%
 Rest of World Sales             1,918,000         34,000    5,541.2%
                              ---------------------------
 Net Product Sales            $ 21,094,000   $ 25,245,000      -16.4%
                              ===========================

 By Channel                   April 4, 2009  April 5, 2008   % change
                              ---------------------------------------
 On Board Services            $  5,016,000   $  6,139,000      -18.3%
 Food Service                    2,945,000      4,316,000      -31.8%
 Retail                          4,516,000      5,789,000      -22.0%
 Military                        7,241,000      5,862,000       23.5%
 National Restaurant Chains      1,376,000      3,139,000      -56.2%
                              ---------------------------
 Net Product Sales            $ 21,094,000   $ 25,245,000      -16.4%
                              ===========================

                               CUISINE SOLUTIONS, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
                                    (Unaudited)

                   Sixteen Weeks Ended          Forty Weeks Ended
               --------------------------  --------------------------
                 April 4,      April 5,      April 4,      April 5,
                   2009          2008          2009          2008
               ------------  ------------  ------------  ------------
 Revenues
  Products
   sales, net  $ 21,094,000  $ 25,245,000  $ 58,838,000  $ 66,463,000
  Services
   revenue          321,000            --       627,000            --
               ------------  ------------  ------------  ------------
   Total
    revenue      21,415,000    25,245,000    59,465,000    66,463,000
 Cost of
  revenue
  Products       17,302,000    20,294,000    47,271,000    53,161,000
  Services          229,000            --       506,000            --
               ------------  ------------  ------------  ------------
   Total cost
    of revenue   17,531,000    20,294,000    47,777,000    53,161,000
               ------------  ------------  ------------  ------------
 Gross margin     3,884,000     4,951,000    11,688,000    13,302,000
  Research and
   development      294,000       320,000       757,000       819,000
  Selling and
   marketing      1,933,000     2,451,000     5,619,000     6,300,000
  General and
   adminis-
   trative        2,476,000     2,946,000     5,501,000     6,421,000
               ------------  ------------  ------------  ------------
 Loss before
  non-operating
  expense,
  minority
  interest and
  income taxes     (819,000)     (766,000)     (189,000)     (238,000)

 Non-operating
  income
  (expense)
  Interest
   expense          (86,000)     (149,000)     (233,000)     (331,000)
  Other
   (expense)
   income, net      (16,000)      141,000       (19,000)      184,000
               ------------  ------------  ------------  ------------
 Total non-
  operating
  expense          (102,000)       (8,000)     (252,000)     (147,000)

 Minority
  interest           (2,000)           --         2,000            --

 Loss before
  income taxes     (923,000)     (774,000)     (439,000)     (385,000)
  Benefit for
   income tax
   expense          232,000       364,000        38,000       207,000
               ------------  ------------  ------------  ------------

 NET LOSS      $   (691,000) $   (410,000) $   (401,000) $   (178,000)
               ============  ============  ============  ============

 Net loss per
  common share
  Basic        $      (0.04) $      (0.02) $      (0.02) $      (0.01)

  Diluted      $      (0.04) $      (0.02) $      (0.02) $      (0.01)

 Weighted
  average
  shares
  outstanding-
  basic          17,409,471    16,950,904    17,478,136    16,787,866
 Common stock
  equivalents            --            --            --            --
               ------------  ------------  ------------  ------------
 Weighted
  average
  shares
  outstanding
  -diluted       17,409,471    16,950,904    17,478,136    16,787,866
               ============  ============  ============  ============

Contact:

Cuisine Solutions, Inc., Alexandria, VA
Ronald Zilkowski
703-270-2900